As filed with the Securities and Exchange Commission on September 8, 1997
                                                    REGISTRATION NO. 333-33379

===============================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              --------------------

                       CAPITAL SENIOR LIVING CORPORATION
             (Exact name of registrant as specified in its charter)


           DELAWARE                                8361                             75-2678809
(State or other jurisdiction of             (Primary industrial                  (I.R.S. Employer
incorporation or organization)           classification code number)            Identification No.)

                                                                        DAVID R. BRICKMAN, ESQ.
                                                                   CAPITAL SENIOR LIVING CORPORATION
          14160 DALLAS PARKWAY, SUITE 300                           14160 DALLAS PARKWAY, SUITE 300
                DALLAS, TEXAS 75240                                       DALLAS, TEXAS 75240
                   (972) 770-5600                                           (972) 770-5600
(Address, including zip code, and telephone number,               (Name, address, including zip code,
   including area code, of registrant's principal                   and telephone number, including
 executive offices and principal place of business)                area code, of agent for service)

                                               --------------------

                                                    Copies to:

                  L. STEVEN LESHIN, ESQ.                                   ROBERT E. KING, JR., ESQ.
           JENKENS & GILCHRIST, A PROFESSIONAL                                  ROGERS & WELLS
                       CORPORATION                                              200 PARK AVENUE
               1445 ROSS AVENUE, SUITE 3200                                NEW YORK, NEW YORK 10166
                   DALLAS, TEXAS 75202                                          (212) 878-8000
                      (214) 855-4500

                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                              --------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

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


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS




ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)   EXHIBITS


    1      Form of Underwriting Agreement

    3.1    Amended and Restated Certificate of Incorporation of the Registrant

    3.2    Amended and Restated Bylaws of the Registrant


    *4     Specimen certificate for Common Stock of the Registrant

    *5 Opinion of Jenkens & Gilchrist, a Professional Corporation, with respect to the legality of the securities being registered


    +10.1 Asset Purchase Agreement, dated as of July 8, 1997, by and between Capital Senior Living Communities, L.P. and Capital Senior Living Corporation

    +10.2 Contribution Agreement, dated as of August 1, 1997, by and among Capital Senior Living Corporation, Jeffrey L. Beck, James A. Stroud, Senior Living Trust, and Lawrence A. Cohen

    +10.3 Stock Purchase and Stockholders' Agreement, dated as of November 1, 1996, by and among Capital Senior Living Corporation, Jeffrey L. Beck, Senior Living Trust, and Lawrence Cohen

    +10.4 Exchange Agreement, dated as of June 30, 1997, by and between Lawrence A. Cohen and Jeffrey L. Beck

    +10.5 Exchange Agreement, dated as of June 30, 1997, by and among Lawrence A. Cohen and James A. Stroud

     10.6  1997 Omnibus Stock and Incentive Plan

    +10.7 Senior Living Agreement, by and between Capital Senior Living, Inc. and New World Development (China) Limited

    +10.8 Amended and Restated Loan Agreement, dated as of June 30, 1997, by and between Lehman Brothers Holdings Inc., d/b/a Lehman capital, A Division of Lehman Brothers Holdings Inc., and Capital Senior Living Communities, L.P.

    10.9 Employment Agreement, dated as of May 7, 1997, by and between Capital Senior Living, Inc. and Jeffrey L. Beck

    10.10 Employment Agreement, dated as of May 7, 1997, by and between Capital Senior Living, Inc. and James A. Stroud



    +10.11 Employment Agreement, dated as of November 1, 1996, by and between Capital Senior Living Corporation and Lawrence A. Cohen

    +10.12 Employment Agreement, dated as of November 26, 1996, by and between Capital Senior Living, Inc. and David R. Brickman

    +10.13 Employment Agreement, dated as of November 26, 1996, by and between Capital Senior Living, Inc. and Keith N. Johannessen

    +10.14 Engagement Letter, dated as of June 30, 1997, by and between Lehman
           Brothers Holdings Inc. D/B/A Lehman Capital, A Division of Lehman Brothers Holdings Inc. and Capital Senior Living Corporation

    +10.15 Lease Agreement, dated as of June 1, 1997, by and between G&L
           Gardens, LLC, as lessor, and Capital Senior Management 1, Inc., as lessee

    +10.16 Pre-Opening Consulting Agreement, dated as of June 16, 1997, by and between The Emmaus Calling, Inc., as owner, and Capital Senior Management 1, Inc., as consultant

    +10.17 Management Agreement, dated as of February 1, 1995, by and between Capital Senior Living Communities, L.P., as owner, and Capital Senior Living, Inc., as manager, regarding Canton Regency Retirement Community, in Canton, Ohio

    +10.18 Management Agreement, dated as of February 1, 1995, by and between Capital Senior Living Communities, L.P., as owner, and Capital Senior Living, Inc., as manager, regarding Cottonwood Village, in Cottonwood, Arizona

    +10.19 Management Agreement, dated as of February 1, 1995, by and between Capital Senior Living Communities, L.P., as owner, and Capital Senior Living, Inc., as manager, regarding The Harrison At Eagle Valley, in Indianapolis, Indiana

    +10.20 Management Agreement, dated as of February 1, 1995, by and between Capital Senior Living Communities, L.P., as owner and Capital Senior Living, Inc., as manager, regarding Towne Centre, in Merrillville, Indiana

    +10.21 Management Agreement, dated as of August 1, 1996, by and between Capital Senior Living, Inc., as manager, and Cambridge Nursing Home Limited Liability Company, as lessee

    +10.22 Management Agreement, dated as of April 1, 1996, by and between Buckner Retirement Services, Inc. and Capital Senior Management 1, Inc.

    +10.23 Management Agreement, dated as of May 23, 1997, by and between The
           Emmaus Calling, Inc., as owner, and Capital Senior Management 1, Inc., as manager

    +10.24 Property Management Agreement, dated as of February 1, 1995, by and between NHP Retirement Housing Partners I Limited Partnership, as owner, and Capital Senior Living, Inc., as agent

    +10.25 Management Agreement, dated as of April 1, 1997, by and between Buckner Retirement Services, Inc. and Capital Senior Management 1, Inc.

    +10.26 Management Agreement, dated as of November 30, 1992, by and between Capital Realty Group Senior Housing, Inc. d/b/a Capital Senior Living, Inc., as manager, and Jacques-Miller Healthcare Properties, L.P., as owner

    +10.27 Management Agreement, dated as of July 29, 1996, by and between ILM
           I Lease Corporation, as owner, and Capital Senior Management 2, Inc., as manager, and Capital Senior Living, Inc., as guarantor

    +10.28 Management Agreement, dated as of July 29, 1996, by and between ILM
           II Lease Corporation, as owner, and Capital Senior Management 2, Inc., as manager, and Capital Senior Living, Inc., as guarantor

    10.29 Option Agreement, by and between Capital Realty Group Corporation, as optionor, and Capital Senior Living Corporation, as optionee

    10.30 Development Agreement, by and between Capital Senior Development, Inc., as developer, and Tri Point Communities, L.P., as owner

    10.31 Development and Turnkey Services Agreement, dated as of September 1, 1997, by and between Capital Senior Development Corporation and Tri Point Communities, L.P.

    10.32 Management Agreement, by and between Tri Point Communities, L.P., as owner, and Capital Senior Living, Inc.

    +23.1 Consent of Ernst & Young LLP

    +23.2 Consent of KPMG Peat Marwick LLP


    *23.3 Consent of Dr. Victor Nee to Nomination as Director

    *23.4 Consent of J. Frank Miller, III to Nomination as Director


    *23.5 Consent of Jenkens & Gilchrist, a Professional Corporation (included in Exhibit 5)

    +24   Power of Attorney



    (b)   FINANCIAL STATEMENT SCHEDULES


          Not applicable.

- ---------


+Previously filed
*To be filed by amendment

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 8th day of September, 1997.


                                       CAPITAL SENIOR LIVING CORPORATION



                                       By: /s/ James A. Stroud
                                           ------------------------------------
                                           James A. Stroud
                                           Co-Chairman of the Board and
                                           Chief Operating Officer

    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




               Signature                                     Title                        Date
               ---------                                     -----                        ----
*Jeffrey L. Beck                            Co-Chairman of the Board, Chief        September 8, 1997
- ---------------------------------------     Executive Officer (Principal
Jeffrey L. Beck                             Executive Officer)


/s/James A. Stroud                          Co-Chairman of the Board, Chief
- ---------------------------------------     Operating Officer                      September 8, 1997
James A. Stroud


*Lawrence A. Cohen                          Vice Chairman, Chief Financial         September 8, 1997
- ---------------------------------------     Officer (Principal Financial and
Lawrence A. Cohen                           Accounting officer)


*James A. Stroud                                                                   September 8, 1997
- ---------------------------------------
James A, Stroud, Attorney-in-Fact

                                 EXHIBIT INDEX




       Exhibit
       Number                        Document Description
       -------                       --------------------
         1          Form of Underwriting Agreement

         3.1        Amended and Restated Certificate of Incorporation of the
                    Registrant

         3.2        Bylaws of the Registrant

         10.6       1997 Omnibus Stock and Incentive Plan

         10.9 Employment Agreement, dated as of May 7, 1997, by and between Capital Senior Living, Inc. and Jeffrey L. Beck

         10.10 Employment Agreement, dated as of May 7, 1997, by and between Capital Senior Living, Inc. and James A. Stroud

         10.29      Option Agreement, by and between Capital Realty Group
                    Corporation, as optionor, and Capital Senior Living
                    Corporation, as optionee

         10.30      Development Agreement, by and between Capital Senior
                    Development, Inc., as developer, and Tri Point Communities,
                    L.P., as owner

         10.31      Development and Turnkey Services Agreement, dated as of
                    September 1, 1997, by and between Capital Senior
                    Development Corporation and Tri Point Communities, L.P.

         10.32      Management Agreement, by and between Tri Point Communities,
                    L.P., as owner, and Capital Senior Living, Inc.